    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1997

                                                   Registration No. 333-________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                               __________________

                         GETTY PETROLEUM MARKETING INC.
             (Exact name of registrant as specified in its charter)


           MARYLAND                                              11-3339235
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                              125 JERICHO TURNPIKE
                            JERICHO, NEW YORK 11753
                    (Address of principal executive offices)
                               __________________

            1997 STOCK OPTION PLAN OF GETTY PETROLEUM MARKETING INC.


                              (Full title of Plan)
                               __________________

                                SAMUEL M. JONES
                       VICE PRESIDENT AND GENERAL COUNSEL
                         GETTY PETROLEUM MARKETING INC.
                              125 JERICHO TURNPIKE
                            JERICHO, NEW YORK  11753
                                 (516) 338-6000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                            MARC D. BASSEWITZ, ESQ.
                                LATHAM & WATKINS
                                  SEARS TOWER
                                   SUITE 5800
                               CHICAGO, IL 60606
                                 (312) 876-7700

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                                            Proposed
                                 Amount               Proposed               Maximum
Title of Each Class             of Shares              Maximum              Aggregate              Amount of
of Securities to                  to be            Offering Price           Offering             Registration
be Registered                 Registered(1)         Per Share(2)            Price (2)                 Fee
---------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value                  1,300,000               $3.47             $4,511,000.00            $1,555.52

(1) Represents the maximum number of shares that may be acquired under the 1997 Stock Option Plan of Getty Petroleum Marketing Inc. (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933, based on the book value of the common stock, par value $.01 per share ("Common Stock"), of Getty Petroleum Marketing Inc. on October 31, 1996.

                                  ____________


                                     PART I

Item 1.     Plan Information

            Not required to be filed with this Registration Statement.


Item 2.     Registrant Information and Employee Plan Annual Information

            Not required to be filed with this Registration Statement.


                                    PART II

Item 3.     Incorporation of Documents by Reference

            The following documents filed with the Securities and Exchange Commission by Getty Petroleum Marketing Inc., a Maryland corporation (the "Company") and are incorporated as of their respective dates in this Registration Statement by reference:

            (1) The Company's Registration Statement on Form 10/A filed with the Commission on March 13, 1997 (File No. 001-14990) including the exhibits thereto.

            (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10/A referred to in (1) above.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.     Description of Securities

            Not applicable.


Item 5.     Interests of Named Experts and Counsel

            Not applicable.


Item 6.     Indemnification of Directors and Officers

                    The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

                    The Company's Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Company's Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Company's Charter and the Company's Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

                    The MGCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify a present or former director or officer for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

                    In addition, the Company has entered or will enter into an indemnification agreement ("Indemnification Agreement") with each of its directors. The Indemnification Agreement provides for the prompt indemnification and advancement of expenses, including attorneys' fees and other costs, to the fullest extent permitted by law of a director against expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that such director is or was a director, officer, partner, employee, agent, or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, partner, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity.

                    The Indemnification Agreement also provides (i) that a director is automatically entitled to indemnification for expenses to the extent the director is successful in defending any indemnifiable claim whether on the merits or otherwise, (ii) that the Company has the burden of proving that a director is not entitled to indemnification in any particular case and that certain presumptions that may otherwise be drawn against a director seeking indemnification in connection with the termination of actions or proceedings are negated, except that the termination of an action or proceeding by conviction or a plea of nolo contendere (or its equivalent) creates a presumption that the director is not entitled to indemnification, (iii) a mechanism through which a director may seek court relief in the event that the Company's Board (or other person or body appointed by the Company's Board) determines that the director would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreement), (iv) that a director is entitled to indemnification against all expenses (including attorneys' fees) incurred in seeking to collect an indemnification claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, (v) that after there has been a change in control in the Company, all Company determinations regarding a right to indemnification, and the right to advancement of expenses, shall be made by independent legal counsel, and (vi) that prior to a change in control of the Company, a director shall not be entitled to indemnification pursuant to the Indemnification Agreement in connection with an action, suit or proceeding initiated by the director against the Company, or its directors or officers unless the Company joins in or consents to the action, suit or proceeding, except as provided in
Section 3 of the Indemnification Agreement.

                    Directors' rights under the Indemnification Agreement are not exclusive of any other rights they may have under Maryland law, directors' or officers' liability insurance, the Company's Bylaws or otherwise. However, the Indemnification Agreement does prevent double payment.

                    The Indemnification Agreement, although not requiring the maintenance of directors' and officers' liability insurance, does require that the directors be provided with maximum coverage reasonably economically available if there is such a policy. Finally, the Indemnification Agreement provides that, if the Company pays a director pursuant to the Indemnification Agreement, the Company will be subrogated to the director's rights to recover from third parties.


Item 7.     Exemption from Registration Claimed

            Not applicable.

Item 8.     Exhibits

            4.1     Articles of Incorporation of the Company.  Filed as Exhibit
                    3.1 to the Company's Registration Statement on Form 10 as filed on November 19, 1996 (File No. 1-14490) and incorporated herein by reference.

            4.2 Form of Articles of Incorporation of the Company, as amended. Filed as Exhibit 3.2 to the Company's Registration Statement on Form 10/A as filed on January 13, 1997 and incorporated herein by reference.

            4.3 By-laws of the Company. Filed as Exhibit 3.4 to the Company's Registration Statement on Form 10/A as filed on January 13, 1997 and incorporated herein by reference.

            5.1 Opinion of counsel regarding the legality of the Common Stock being registered.

            23.1    Consent of Independent Accountants.

            23.2    Consent of counsel (included in Exhibit 5.1).

            24      Power of Attorney (see page 5).

Item 9.     Undertakings

            (a)     The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                           (i)      To include any prospectus required by
            Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jericho, New York, on March 13, 1997.

                                          GETTY PETROLEUM MARKETING INC.

                                          By:  /s/ Samuel M. Jones
                                              ---------------------------------
                                              Samuel M. Jones
                                              Vice President and General Counsel


                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints each of Samuel M. Jones and Michael K. Hantman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in- fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Getty Petroleum Marketing Inc. and on the dates indicated.

          SIGNATURE                                TITLE                          DATE
          ---------                                -----                          ----


                                                   President, Chief
                                                   Executive Officer and
                                                   Director (Principal
                                                   Executive Officer and
 /s/ Leo Liebowitz                                 Principal Financial Officer)   March 13, 1997
--------------------------------------------
          Leo Liebowitz


                                                   Vice President and
                                                   Corporate Controller
                                                   (Principal Accounting
 /s/ Michael K. Hantman                            Officer)                       March 13, 1997
-----------------------------------------
        Michael K. Hantman



 /s/ Milton Safenowitz                             Director                       March 13, 1997
-------------------------------------------
        Milton Safenowitz




 /s/ Ronald E. Hall                                Director                       March 13, 1997
--------------------------------------------
         Ronald E. Hall



 /s/ Richard E. Montag                             Director                       March 13, 1997
------------------------------------------
        Richard E. Montag



                                                   Director                       ________, 1997
-------------------------------------------------
        Matthew J. Chanin

                   Exhibit Index


        4.1         Articles of Incorporation of the Company.  Filed as Exhibit
                    3.1 to the Company's Registration Statement on Form 10 as filed on November 19, 1996 and incorporated herein by reference.

        4.2 Form of Articles of Incorporation of the Company, as amended. Filed as Exhibit 3.2 to the Company's Registration Statement on Form 10/A as filed on January 13, 1997 and incorporated herein by reference.

        4.3 By-laws of the Company. Filed as Exhibit 3.4 to the Company's Registration Statement on Form 10/A as filed on January 13, 1997 and incorporated herein by reference.

        5.1 Opinion of counsel regarding the legality of the Common Stock being registered.

        23.1        Consent of Independent Accountants.

        23.2        Consent of counsel (included in Exhibit 5.1)

        24          Power of Attorney (see page 5).